CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 31, 2000 accompanying the financial statements of Insured Municipals Income Trust, 113th Insured Multi-Series as of January 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                   Grant THORNTON LLP


Chicago, Illinois
May 25, 2000